Exhibit 8.1

Subsidiaries of the Company as at December 30, 2006

Details of the Company’s principal trading subsidiaries and associates as at December 30, 2006 are set out below. Each entity is wholly owned by the Group unless otherwise stated.

Building Products

Air System Components LP	(USA)	Philips Products Inc	(USA)
Aquatic Industries Inc	(USA)	Ruskin Company	(USA)
Hart & Cooley Inc	(USA)	Ruskin Air Management Ltd	(UK)
Lasco Bathware Inc	(USA)	Ruskin (Thailand) Company Ltd	(Thailand)
NRG Industries, Inc	(USA)	Selkirk Americas, L.P.	(USA)

Industrial & Automotive

Dearborn Mid-West Conveyor Company	(USA)	Gates Unitta Power Transmission (Shanghai) Ltd
Dexter Axle Company Inc	(USA)	(ordinary shares – 51% owned)	(China)
Dongfeng-Fuji-Thomson Thermostat Co. Ltd *		Gates Unitta Power Transmission (Suzhou) Ltd
(ordinary shares – 32% owned)	(China)	(ordinary shares – 51% owned)	(China)
Eifeler Maschinenbau GmbH	(Germany)	Gates Unitta (Thailand) Company Ltd.
Formflo Ltd	(UK)	(ordinary shares – 51% owned)	(Thailand)
Gates GmbH	(Germany)	Gates Winhere Automotive Pump Products
Gates SA	(France)	(Yantai) Co Ltd
Gates Argentina SA	(Argentina)	(ordinary shares – 60% owned)	(China)
Gates Australia Pty Ltd	(Australia)	Ideal	(USA)
Gates do Brasil Industria e Comercio Ltda	(Brazil)	Ideal International SA*
Gates Canada Inc	(Canada)	(ordinary shares – 40% owned)	(Mexico)
Gates Europe NV	(Belgium)	L.E. Technologies LLC	(USA)
Gates Fleximak Ltd	(British Virgin	Plews/Edelmann	(USA)
	Islands)	Pyung Hwa CMB Co Ltd *
Gates (India) Private Ltd	(India)	(ordinary shares – 21% owned)	(Korea)
Gates Korea Company Ltd		Schrader SA	(France)
(ordinary shares—51% owned)	(Korea)	Schrader Bridgeport Brasil Ltda	(Brazil)
Gates Mectrol Inc	(USA)	Schrader-Bridgeport International Inc	(USA)
Gates Polska S.p.z.o.o.	(Poland)	Schrader Duncan Ltd *
Gates PT Spain, SA	(Spain)	(ordinary shares – 50% owned)	(India)
The Gates Rubber Company	(USA)	Schrader Electronics Ltd	(Northern
Gates Rubber Company (NSW) Pty Ltd	(Australia)		Ireland)
Gates Rubber Company (Singapore) Pte Ltd	(Singapore)	Schrader – Lu Hai Rubber Metal (Kunshan) Co Ltd
Gates Rubber de Mexico SA de CV	(Mexico)	(ordinary shares – 60% owned)	(China)
Gates Rubber (Shanghai) Co Ltd	(China)	Stackpole Ltd	(Canada)
Gates (U.K.) Ltd	(Scotland)	Standard-Thomson Corporation	(USA)
Gates Unitta Asia Company Ltd		Stant Manufacturing, Inc	(USA)
(ordinary shares – 51% owned)	(Japan)	Trico Ltd	(UK)
Gates Unitta Asia Trading Company Pte Ltd		Trico Latinoamericana, SA	(Argentina)
(ordinary shares – 51% owned)	(Singapore)	Trico Products Corporation	(USA)
Gates Unitta India Private Company Ltd		Trico Pty Ltd	(Australia)
(ordinary shares – 51% owned)	(India)
Gates Unitta Korea Company Ltd
(ordinary shares – 51% owned)	(Korea)

*	Associated undertaking